UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  December 15, 2007

(Date of earliest event reported)

AFFYMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 731-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 15, 2007, Affymetrix, Inc. entered into an Agreement and Plan of Merger with USB Corporation (“USB”) and the shareholders of USB, pursuant to which a wholly owned subsidiary of Affymetrix will be merged with and into USB, with USB surviving as a wholly owned subsidiary of Affymetrix.  The purchase price of approximately $75,000,000 will be paid in cash.  A portion of the purchase price will be placed in escrow and will be paid to Affymetrix or USB shareholders based on USB’s revenues in 2008 and/or claims for indemnification during the escrow period.  The transaction is expected to close in the first quarter of 2008 and is subject to customary closing conditions and regulatory approvals.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K.

Item 7.01 REGULATION FD DISCLOSURE

On December 18, 2007, Affymetrix, Inc. issued a press release furnished herewith as Exhibit 99.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS

Number	Description
2.1	Agreement and Plan of Merger dated December 15, 2007 among USB Corporation, Affymetrix, Inc., Yew Acquisition, Inc. and the Shareholders of USB

99.1	Press release issued December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Dated: December 20, 2007	By:	/s/ Barbara A. Caulfield
Barbara A. Caulfield
Executive Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 15, 2007 among USB Corporation, Affymetrix, Inc., Yew Acquisition, Inc. and the Shareholders of USB
99.1	Press release issued December 18, 2007.